UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to the Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2024 (the “Effective Date”), Matinas BioPharma Holdings, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which, at 5:00 p.m. Eastern Time on the Effective Date, (i) effected a one-for-fifty (1:50) reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a reduction in the total number of authorized shares of the Common Stock from 500,000,000 to 250,000,000 (the “Authorized Share Reduction”). In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 576810 303.

Subject to NYSE American LLC (“NYSE American” or the “Exchange”) approval, the Company anticipates that the Common Stock will begin trading on the NYSE American on a Reverse Stock Split-adjusted basis when market opens on September 3, 2024. As previously announced, the trading of the Company’s shares of Common Stock was halted by the Exchange due to the low trading price of the Company’s shares of Common Stock on August 27, 2024. Although not anticipated by the Company, the Exchange could maintain the trading halt. The Exchange could also suspend trading and move to delist the Common Stock if the price per share post-split does not meet the requirements of Section 1003(f)(v) of the NYSE American Company Guide.

As a result of the Reverse Stock Split, every fifty (50) shares of Common Stock issued and outstanding were converted into one (1) share of Common Stock. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have resulted in some stockholders owning a fractional share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would have otherwise been entitled to a fractional share of Common Stock were instead entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock. The number of authorized shares of Common Stock was reduced in connection with the Authorized Share Reduction. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options, restricted stock units and warrants, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

At the Company’s annual meeting of stockholders held on November 1, 2023 (the “Annual Meeting”), the stockholders of the Company voted to approve the Certificate of Amendment. On August 20, 2024, the Board of Directors of the Company also approved and authorized the filing of the Certificate of Amendment following its approval by the stockholders.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation, as amended, of Matinas BioPharma Holdings, Inc., dated August 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: September 3, 2024	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer

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